GRYPHON RESOURCES, INC.

PROMISSORY NOTE

$ 2,794.17 Dated: March 31, 2019

Principal Amount $ 2,794.17 State of New York

WHEREAS, when a company is in custodianship, there are generally costs that must be met in order for the judicially appointed custodian to complete and discharge its duties as custodian (for example payment must be made to: transfer agents, secretaries of state, edgar filing agents, auditors and attorneys, etc. (“Custodial Costs”);

WHEREAS, Custodial Management, LLC has been appointed as the custodian of Gryphon Resources, Inc. (the “Custodianship”);

WHEREAS, Tourmeline Ventures, Inc. has agreed to pay certain Custodial Costs of the Custodianship in the amount set forth herein;

WHERAS, from time to time, Joseph Passalaqua, may advance said certain Custodial Costs on behalf of Tourmeline Ventures, Inc., however all payments due hereunder are payable to Tourmeline Ventures, Inc.

WHEREAS, notwithstanding the fact that Joseph Passalaqua may directly advance funds to Gryphon Resources, Inc. on behalf of Tourmeline Ventures, Inc. (instead of first contributing capital to Tourmeline Ventures, Inc.), all such advances shall be deemed to have been paid directly by Tourmeline Ventures, Inc. to Gryphon Resources, Inc. for purposes of this note (and in the case of Mr. Passalaqua, shall be deemed a capital contribution to Tourmeline Ventures, Inc.).

FOR VALUE RECEIVED, the undersigned hereby jointly and severally promise to pay to the order of Tourmeline Ventures, Inc. the sum of Two Thousand Seven Hundred Ninety-four and 17/100 dollars ($2,794.17), together with interest thereon at the rate of 10% per annum on the unpaid balance. Said sum shall be paid in the manner following:

In full and upon demand

All payments shall be first applied to interest and the balance to principal. This note may be prepaid, at any time, on whole or in part, without penalty. All prepayments shall be applied in reverse order of maturity.

This note shall at the option of any holder hereof be immediately due and payable upon the failure to make any payment due hereunder within 5 days of its due date.

In the event this note shall be in default, and placed with an attorney for collection, then the undersigned agree to pay all reasonable attorney fees and costs of collection. Payments not made within five (5) days of due date shall be subject to a late charge of 5% of said payment. All payments hereunder shall be made to such address as may from time to time be designated by any holder hereof.

The undersigned and all other parties to this note, whether as endorsers, guarantors or sureties, agree to remain fully bound hereunder until this note shall be fully paid and waive demand, presentment and protest and all notices thereto and further agree to remain bound, notwithstanding any extension, renewal, modification, waiver, or other indulgence by any holder or upon the discharge or release of any obligor hereunder or to this note, or upon the exchange, substitution, or release of any collateral granted as security for this note. No modification or indulgence by any holder hereof shall be binding unless in writing; and any indulgence on any one occasion shall not be an indulgence for any other or future occasion. Any modification or change of terms, hereunder granted by any holder hereof, shall be valid and binding upon each of the undersigned, notwithstanding the acknowledgment of any of the undersigned, and each of the undersigned does hereby irrevocably grant to each of the others a power of attorney to enter into any such modification on their behalf. The rights of any holder hereof shall be cumulative and not necessarily successive. This note shall take effect as a sealed instrument and shall be construed, governed and enforced in accordance with the laws of the State first appearing at the head of this note. The undersigned hereby execute this note as principals and not as sureties.

By:	/s/ Anthony Lombardo
Gryphon Resources, Inc. Anthony Lombardo, CEO